Exhibit 99.3


UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited Pro Forma Combined Financial Statements of TPC,
Inc. ("TPC") and DEZ, Inc. ("DEZ") gives effect to the merger between TPC and DEZ under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These Pro Forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of TPC would actually have been if the merger had in fact occurred on September 30, 2006 nor do they purport to project the results of operations or financial position of TPC for any future period or as of any date, respectively. The acquisition of DEZ by TPC has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of TPC pursuant to which TPC is treated as the continuing entity.

These unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between TPC and DEZ.

You should read the financial information in this section along with DEZ's historical financial statements and accompanying notes in prior Securities and Exchange Commission filings.


                                      F-1c

TROPICAL PC, INC and DEZ, INC.
Unaudited Pro Forma Combined Balance Sheet
September 30, 2006


                          TPC, Inc        DEZ, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Assets

Current assets:
 Cash and equivalents  $            -  $            -  $         -  $       -
                       --------------  --------------  -----------  ---------
   Total current assets             -              -            -           -
                       --------------  --------------  -----------  ---------
 Fixed assets, net              4,845              -            -       4,845

   Total assets        $        4,845  $            -  $         -  $   4,845
                       ==============  ==============  ===========  =========

Liabilities and Stockholders' Equity

Current liabilities:                -               -            -          -
                       --------------  --------------  -----------  ---------
  Total current
   liabilities                      -               -            -          -
                       --------------  --------------  -----------  ---------

Stockholders' (Deficit):
Preferred stock,
 $0.001 par value, 5,000,000
 shares authorized, zero
 shares issued and
  outstanding                       -               -            -          -
Common stock, $0.001
  par value, 75,000,000
  shares authorized,
  8,100,000 and 400,000
  shares issued and
  outstanding respectfully      8,100             400*           -     8,500
 Additional paid-in
  capital                       5,400               -            -     5,400
(Deficit) accumulated
 during development stage      (8,655)           (400)           -    (8,255)
                       --------------  --------------  -----------  ---------
                               4,845               -            -      4,845
                       --------------  --------------  -----------  ---------
                       $       4,845  $            -  $         -   $  4,845
                       ==============  ==============  ===========  =========


*400,000 shares to be cancelled upon reverse acquisition.


  The accompanying notes are an integral part of these financial statements.

                                     F-2c

TROPICAL PC, INC and DEZ, INC.
Unaudited Pro Forma Combined Statements of Operations
For Period Ending September 30, 2006


                            TPC           DEZ, Inc.                 Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Revenue                  $     1,040   $            -  $         -  $    1,040
Expenses:
  General and
    administrative expenses    1,052             (400)           -       1,452
  Amortization and
    Depreciation                 345                -            -         345
                             -------------------------------------------------
    Total expenses             1,397                -            -       1,397
                             -------------------------------------------------
Net income (loss)        $      (357)            (400)          -   $    (757)
                         =============  ==============  ===========  =========
 Weighted average number
 of common shares
 outstanding               8,100,000         400,000*           -    8,500,000
                         ============  ==============  ===========  ==========

Net loss per share       $     (0.00)  $       (0.00)  $        -   $   (0.00)
                         ============  ==============  ===========  ==========

*400,000 shares to be cancelled upon reverse acquisition.



  The accompanying notes are an integral part of these financial statements.


                                      F-3c



                                     Notes

Note 1

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of is treated as the continuing entity.

                                     F-4c

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